Exhibit 99.1

October 26, 2004

Lisa Capps
Investor Relations
Westcorp
Phone: (949) 727-1002
Email: Investor_Relations@WestcorpInc.com

Westcorp Reports Record Third Quarter Net Income

Irvine, CA: Westcorp (NYSE:WES) reported that net income increased 86% to a record $54.7 million for the three months ended September 30, 2004 compared with $29.3 million for the same period a year ago. Earnings per diluted share increased 63% to a record $1.04 for the three months ended September 30, 2004 compared with $0.64 per diluted share for the same period a year earlier. For the nine months ended September 30, 2004, net income increased 80% to a record $152 million compared with $84.5 million for the same period a year earlier. Earnings per share rose 43% to a record $2.90 for the nine months ended September 30, 2004 compared with $2.03 for the same period a year ago.

“One of the primary drivers of this quarter’s results was the significant improvement in asset quality,” said Tom Wolfe, President of Westcorp. “Our emphasis on risk-focused underwriting, our shift to higher quality contracts, our effective servicing platform and an improving economy are producing continuing improvement in our asset quality.”

Annualized credit loss experience improved 63 basis points to 1.95% of average managed automobile contracts for the third quarter compared with 2.58% for the same period a year earlier. For the nine months ended September 30, 2004, credit loss experience improved 61 basis points to 1.98% compared with 2.59% for the same period a year earlier. The percentage of outstanding automobile contracts 30 days or more delinquent improved 46 basis points to 2.24% at September 30, 2004 compared with 2.70% a year ago.

Provision for credit losses declined to $60.3 million for the three months ended September 30, 2004, compared with $73.2 million for the same period a year earlier as a result of lower chargeoff experience and stronger portfolio characteristics. For the nine months ended September 30, 2004, the provision for credit losses declined to $174 million compared with $221 million for the same period a year ago. At September 30, 2004, the allowance for credit losses totaled $312 million or 2.6% of loans receivable contracts compared with $302 million or 2.7% at December 31, 2003.

Automobile contract purchases totaled $1.8 billion for the third quarter of 2004, a 7% increase from the same period a year earlier. For the nine months ended September 30, 2004, automobile contract purchases totaled $5.1 billion, a 9% increase, compared with $4.6 billion a year ago. The Company’s portfolio of managed automobile contracts grew to $11.4 billion at September 30, 2004, up from $10.5 billion a year earlier.

Net interest income grew 14% to $206 million for the third quarter compared with $181 million for the same period a year earlier as total average interest earning assets increased $1.3 billion to $15.2 billion and net interest margin widened 20 basis points to 5.06% on the total portfolio for the third quarter compared with the same period a year ago. For the nine months ended September 30, 2004, net interest income grew 15% to $597 million compared with $521 million for the same period a year earlier.

The Company continued to improve its overall deposit mix in 2004 from certificates of deposit to lower cost demand deposit and money market accounts. Total demand deposit and money market accounts increased $410 million or 43% to $1.4 billion at September 30, 2004 compared with a year ago. The weighted average interest cost of deposits (excluding the effects of hedging) declined to 1.44% for the third quarter compared with 1.63% for the same period a year earlier.

The Company issued $1.6 billion of automobile receivable asset-backed securities during the quarter with a weighted average cost of funds of 3.5%. The Company continues to be the largest non-captive issuer of automobile asset-backed securities in the U.S. having issued a total of $38 billion of such securities in 63 transactions to date.

Noninterest income was $30.0 million for the three months ended September 30, 2004 compared with $27.8 million for the same period a year earlier. For the nine months ended September 30, 2004, noninterest income was $86.3 million compared with $83.3 million for the same period a year ago.

Noninterest expense increased to $74.9 million or 32% of total revenues for the third quarter compared with $66.7 million or 32% of total revenues for the same period a year earlier. For the nine months ended September 30, 2004, noninterest expense increased to $220 million or 32% of total revenues compared with $208 million or 34% of total revenues a year ago.

Earnings Conference Call

Westcorp, along with its subsidiary, WFS Financial, will host a conference call for analysts and investors at 9:00 a.m. (PDT) on Wednesday, October 27, 2004. As part of this conference call, the Company’s management will discuss earnings results for the quarter. For a live Internet broadcast of this conference call, please go to the Company’s web site at http://www.westcorpinc.com to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

Westcorp is a financial services holding Company whose principal subsidiaries are WFS Financial Inc and Western Financial Bank. Westcorp is a publicly owned Company whose common stock is traded on the New York Stock Exchange under the symbol WES.

Westcorp, through its subsidiary, WFS Financial, is one of the nation’s largest independent automobile finance companies. WFS Financial specializes in originating, securitizing, and servicing new and pre-owned prime and non-prime credit quality automobile contracts through its nationwide relationships with automobile dealers. Information about WFS Financial can be found at its web site at http://www.wfsfinancial.com.

Westcorp, through its subsidiary, Western Financial Bank, operates 20 retail bank branches and provides commercial banking services in Southern California. Information on the products and services offered by the Bank can be found at its web site at http://www.wfb.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are identified by the use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and similar terms and phrases, including references to assumptions. Forward-looking statements in this press release relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. In addition, these statements relate to the Company’s future prospects, developments and business strategies and include information regarding the Company’s improved credit quality trends and higher automobile origination growth. These statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control that could cause actual results to differ materially from those expressed in or implied by these forward-looking statements. In particular, there can be no assurances that improved credit quality trends or origination growth identified in this press release will continue in future periods.

The following factors are among those that may cause actual results to differ materially from the forward-looking statements: changes in general economic and business conditions; interest rate fluctuations, including the effect of hedging activities; the Company’s financial condition and liquidity, as well as future cash flow and earnings and the level of operating expenses; competition; the effect, interpretation, or application of new or existing laws, regulations, court decisions and significant litigation; and the level of chargeoffs on the automobile contracts that the Company originates.

A further list of these risks, uncertainties and other matters can be found in the Company’s filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from those expected, estimated or projected. The information contained in this press release is as of October 26, 2004. The Company assumes no obligation to update any forward-looking statements to reflect future events or circumstances.

WESTCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
	(Dollars in thousands, except share and per share amounts)
Interest income:
Loans, including fees	$291,796	$293,019	$863,989	$861,169
Mortgage-backed securities	25,828	15,936	72,666	61,950
Investment securities	1,173	823	3,354	2,213
Other	2,441	1,133	5,871	3,004

TOTAL INTEREST INCOME	321,238	310,911	945,880	928,336
Interest expense:
Deposits	15,101	15,695	42,291	50,269
Notes payable on automobile secured financing	89,869	101,803	272,678	319,136
Other	10,040	12,550	33,477	37,852

TOTAL INTEREST EXPENSE	115,010	130,048	348,446	407,257

NET INTEREST INCOME	206,228	180,863	597,434	521,079
Provision for credit losses	60,337	73,150	174,171	221,071

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	145,891	107,713	423,263	300,008
Noninterest income:
Automobile lending	26,830	23,516	77,646	67,810
Mortgage banking	97	279	581	1,132
Insurance income	2,264	3,252	5,778	6,187
Other	836	786	2,267	8,187

TOTAL NONINTEREST INCOME	30,027	27,833	86,272	83,316
Noninterest expense:
Salaries and associate benefits	43,541	40,016	130,995	120,950
Credit and collections	8,056	8,655	24,359	27,004
Data processing	4,053	4,258	12,313	13,690
Occupancy	3,983	4,041	11,710	11,784
Telephone	1,219	1,296	3,519	3,880
Other	14,084	8,479	36,710	30,532

TOTAL NONINTEREST EXPENSE	74,936	66,745	219,606	207,840

INCOME BEFORE INCOME TAX	100,982	68,801	289,929	175,484
Income tax	40,188	27,343	115,227	69,544

INCOME BEFORE MINORITY INTEREST	60,794	41,458	174,702	105,940
Minority interest in earnings of subsidiaries	6,122	12,123	22,251	21,453

NET INCOME	$54,672	$29,335	$152,451	$84,487

Net income per common share:
Basic	$1.05	$0.65	$2.94	$2.05

Diluted	$1.04	$0.64	$2.90	$2.03

Weighted average number of common shares outstanding:
Basic	51,859,531	45,033,836	51,806,929	41,154,810

Diluted	52,510,834	45,786,913	52,528,983	41,680,576

Dividends declared	$0.14	$0.13	$0.42	$0.39

WESTCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	(Unaudited)
	September 30, 2004	December 31, 2003
	(Dollars in thousands)
ASSETS
Cash	$95,150	$50,073
Interest bearing deposits with other financial institutions	3,098	41,009
Other short-term investments	150,000	291,000

Cash and due from banks	248,248	382,082
Restricted cash	392,531	245,399
Investment securities available for sale	107,374	117,749
Mortgage-backed securities available for sale	2,670,344	2,701,797
Loans receivable	11,935,998	11,138,483
Allowance for credit losses	(312,222)	(301,602)

Loans receivable, net	11,623,776	10,836,881
Accrued interest receivable	76,428	80,957
Premises and equipment, net	78,424	81,814
Other assets	154,874	169,241

TOTAL ASSETS	$15,351,999	$14,615,920

LIABILITIES
Deposits	$2,108,668	$1,972,856
Notes payable on automobile secured financing	10,415,151	10,254,641
Securities sold under agreements to repurchase		222,489
Federal Home Loan Bank advances	870,658	328,644
Subordinated debentures	295,053	394,854
Other liabilities	219,726	188,517

TOTAL LIABILITIES	13,909,256	13,362,001
Minority interest	158,045	131,434
SHAREHOLDERS’ EQUITY
Common stock (par value $1.00 per share; authorized 65,000,000 shares; issued and outstanding 51,873,467 shares at September 30, 2004 and 51,698,398 shares at December 31, 2003)	51,873	51,698
Paid-in capital	714,569	710,001
Retained earnings	558,740	427,527
Accumulated other comprehensive loss, net of tax	(40,484)	(66,741)

TOTAL SHAREHOLDERS’ EQUITY	1,284,698	1,122,485

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$15,351,999	$14,615,920

The following table presents information relative to the average balances and interest rates on an owned basis for the periods indicated:

	For the Three Months Ended September 30,
	2004			2003
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)
Interest earning assets:
Total investments:
Mortgage-backed securities	$2,610,918	$25,828	3.96%	$2,516,193	$15,936	2.53%
Other short-term investments	660,922	2,427	1.46	414,078	1,122	1.08
Investment securities	115,445	1,173	4.07	92,888	823	3.54
Interest earning deposits with others	5,668	14	0.98	6,803	11	0.70

Total investments	3,392,953	29,442	3.47	3,029,962	17,892	2.36
Total loans: (1)
Consumer loans	11,461,360	287,806	9.99	10,463,303	288,138	10.93
Mortgage loans	174,927	2,181	4.99	239,544	3,204	5.35
Commercial loans	116,178	1,628	5.48	116,514	1,491	5.01
Construction loans	13,944	181	5.08	15,061	186	4.84

Total loans	11,766,409	291,796	9.87	10,834,422	293,019	10.73

Total interest earning assets	$15,159,362	321,238	8.43%	$13,864,384	310,911	8.90%

Interest bearing liabilities:
Deposits	$2,083,963	15,101	2.88%	$1,968,859	15,695	3.16%
Securities sold under agreements to repurchase				203,641	1,032	1.98
FHLB advances and other borrowings	509,385	1,947	1.50	515,980	1,689	1.29
Notes payable on automobile secured financing	10,722,274	89,869	3.35	9,763,149	101,803	4.17
Subordinated debentures	321,990	8,093	10.05	394,804	9,829	9.96

Total interest bearing liabilities	$13,637,612	115,010	3.37%	$12,846,433	130,048	4.04%

Net interest income and interest rate spread		$206,228	5.06%		$180,863	4.86%

Net yield on average interest earning assets			5.40%			5.18%

(1)	For the purpose of these computations, nonaccruing loans are included in the average amounts outstanding.

	For the Nine Months Ended
	September 30,
	2004			2003
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)
Interest earning assets:
Total investments:
Mortgage-backed securities	$2,593,595	$72,666	3.74%	$2,514,424	$61,950	3.29%
Other short-term investments	638,409	5,840	1.22	321,429	2,949	1.23
Investment securities	123,329	3,354	3.63	69,116	2,213	4.27
Interest earning deposits with others	5,740	31	0.74	8,383	55	0.87

Total investments	3,361,073	81,891	3.25	2,913,352	67,167	3.07
Total loans: (1)
Consumer loans	11,167,879	851,622	10.19	10,056,540	846,270	11.25
Mortgage loans	204,821	7,708	5.02	255,896	10,543	5.49
Commercial loans	106,169	4,371	5.41	111,044	4,020	4.77
Construction loans	7,817	288	4.83	9,595	336	4.63

Total loans	11,486,686	863,989	10.05	10,433,075	861,169	11.03

Total interest earning assets	$14,847,759	945,880	8.51%	$13,346,427	928,336	9.30%

Interest bearing liabilities:
Deposits	$2,026,245	42,291	2.79%	$1,981,146	50,269	3.39%
Securities sold under agreements to repurchase	10,894	94	1.13	218,569	3,433	2.07
FHLB advances and other borrowings	614,882	6,015	1.29	444,529	4,775	1.45
Notes payable on automobile secured financing	10,377,881	272,678	3.50	9,426,038	319,136	4.51
Subordinated debentures	365,619	27,368	9.98	396,742	29,644	9.96

Total interest bearing liabilities	$13,395,521	348,446	3.47%	$12,467,024	407,257	4.36%

Net interest income and interest Rate spread		$597,434	5.04%		$521,079	4.94%

Net yield on average interest earning assets			5.37%			5.25%

(1)	For the purpose of these computations, nonaccruing loans are included in the average amounts outstanding.

WESTCORP AND SUBSIDIARIES
OTHER FINANCIAL DATA AND STATISTICAL SUMMARY

	Q3 2004	Q2 2004	Q1 2004	Q4 2003	Q3 2003
	(Dollars in thousands, except per share amounts)
Earnings:
Net interest income	$206,228	$196,966	$194,240	$192,503	$180,863
Provision for credit losses	60,337	51,539	62,294	72,936	73,150
Noninterest income	30,027	27,554	28,690	26,840	27,833
Noninterest expense	74,936	73,453	71,217	73,947	66,745
Income before taxes	100,982	99,528	89,419	72,460	68,801
Income taxes	40,188	39,725	35,313	28,731	27,343
Net income	54,672	54,415	43,365	39,118	29,335

Equity:
Earning per share - basic	$1.05	$1.05	$0.84	$0.82	$0.65
Earning per share - diluted	$1.04	$1.04	$0.83	$0.80	$0.64
Dividend per share	$0.14	$0.14	$0.14	$0.13	$0.13
Book value per share (period end) (1)	$25.55	$24.63	$23.71	$23.00	$20.89
Stock price per share (period end)	$42.52	$45.45	$44.07	$36.55	$34.95
Total equity to assets (2)	9.66%	9.52%	9.30%	9.04%	7.54%
Return on average equity (1)	16.82%	17.36%	14.37%	14.77%	12.92%
Average shares outstanding - diluted	52,510,834	52,483,220	52,493,432	48,662,953	45,786,913

Loan Portfolio:
Automobile contracts purchased	$1,799,106	$1,666,842	$1,585,173	$1,356,505	$1,683,402
Automobile contracts managed (period end)	$11,440,353	$11,113,148	$10,850,314	$10,596,665	$10,475,948
Number of accounts managed (period end)	869,038	853,193	840,566	826,122	818,125
Average automobile contracts managed	$11,268,695	$10,946,273	$10,726,048	$10,549,972	$10,284,067
Credit Quality:
Delinquency rate (30+ days)	2.24%	2.21%	1.91%	2.90%	2.70%
Repossessions to total contracts	0.06%	0.06%	0.06%	0.10%	0.11%
Net chargeoffs (annualized)	1.95%	1.73%	2.27%	2.64%	2.58%
Allowance to loans receivable	2.62%	2.66%	2.67%	2.71%	2.71%

Operations:
Total assets	$15,351,999	$14,999,112	$14,745,384	$14,615,920	$14,238,588
Noninterest expense to total revenues	31.72%	32.72%	31.95%	33.71%	31.98%

(1)	Excludes other comprehensive income

(2)	Excludes other comprehensive income and includes minority interest

WESTCORP AND SUBSIDIARIES
CUMULATIVE STATIC POOL LOSS CURVES (UNAUDITED)
AT SEPTEMBER 30, 2004

The following table sets forth the cumulative static pool losses by month for all outstanding public securitized pools:

Period (1)	2000-D	2001-A	2001-B	2001-C	2002-1	2002-2	2002-3	2002-4	2003-1	2003-2	2003-3	2003-4	2004-1	2004-2	2004-3
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.04%	0.03%	0.03%	0.04%	0.01%	0.00%	0.02%	0.02%	0.01%	0.00%	0.00%	0.01%	0.00%	0.00%	0.02%
3	0.11%	0.09%	0.10%	0.09%	0.06%	0.03%	0.06%	0.07%	0.04%	0.02%	0.02%	0.03%	0.02%	0.03%
4	0.24%	0.20%	0.21%	0.20%	0.15%	0.10%	0.14%	0.16%	0.11%	0.06%	0.06%	0.08%	0.06%	0.07%
5	0.39%	0.33%	0.33%	0.35%	0.29%	0.18%	0.27%	0.26%	0.18%	0.14%	0.13%	0.14%	0.11%	0.15%
6	0.54%	0.50%	0.50%	0.49%	0.43%	0.32%	0.44%	0.38%	0.29%	0.25%	0.23%	0.21%	0.19%
7	0.74%	0.70%	0.69%	0.65%	0.60%	0.49%	0.57%	0.50%	0.41%	0.36%	0.32%	0.28%	0.27%
8	0.93%	0.84%	0.87%	0.81%	0.84%	0.66%	0.70%	0.61%	0.53%	0.48%	0.40%	0.35%	0.34%
9	1.13%	1.04%	1.05%	0.95%	1.06%	0.82%	0.82%	0.78%	0.66%	0.59%	0.47%	0.44%
10	1.34%	1.24%	1.22%	1.07%	1.28%	0.96%	0.96%	0.94%	0.80%	0.70%	0.55%	0.54%
11	1.50%	1.45%	1.36%	1.20%	1.48%	1.10%	1.10%	1.08%	0.93%	0.80%	0.62%	0.61%
12	1.74%	1.67%	1.53%	1.37%	1.67%	1.26%	1.24%	1.28%	1.06%	0.89%	0.71%
13	1.95%	1.90%	1.67%	1.55%	1.82%	1.39%	1.38%	1.43%	1.21%	0.98%	0.80%
14	2.21%	2.09%	1.81%	1.74%	1.99%	1.51%	1.53%	1.59%	1.31%	1.08%	0.88%
15	2.48%	2.25%	2.00%	1.97%	2.14%	1.68%	1.70%	1.77%	1.40%	1.20%
16	2.71%	2.41%	2.19%	2.16%	2.27%	1.83%	1.88%	1.92%	1.50%	1.31%
17	2.89%	2.54%	2.37%	2.36%	2.45%	1.99%	2.03%	2.05%	1.60%	1.41%
18	3.08%	2.73%	2.60%	2.59%	2.62%	2.16%	2.15%	2.16%	1.70%
19	3.22%	2.93%	2.80%	2.78%	2.80%	2.31%	2.28%	2.25%	1.85%
20	3.40%	3.11%	3.01%	2.95%	2.99%	2.46%	2.41%	2.37%	1.99%
21	3.59%	3.34%	3.19%	3.14%	3.15%	2.60%	2.52%	2.49%
22	3.78%	3.54%	3.34%	3.29%	3.31%	2.72%	2.62%	2.62%
23	3.96%	3.72%	3.49%	3.41%	3.45%	2.86%	2.74%	2.73%
24	4.18%	3.92%	3.62%	3.57%	3.58%	2.95%	2.83%
25	4.41%	4.10%	3.75%	3.73%	3.69%	3.03%	2.96%
26	4.58%	4.23%	3.87%	3.88%	3.80%	3.13%	3.08%
27	4.79%	4.36%	4.00%	4.04%	3.92%	3.22%
28	4.96%	4.47%	4.15%	4.20%	4.02%	3.33%
29	5.08%	4.56%	4.28%	4.35%	4.12%	3.41%
30	5.22%	4.67%	4.40%	4.46%	4.22%
31	5.34%	4.81%	4.52%	4.57%	4.30%
32	5.44%	4.92%	4.64%	4.69%
33	5.54%	5.04%	4.73%	4.77%
34	5.66%	5.13%	4.83%	4.85%
35	5.76%	5.24%	4.93%	4.92%
36	5.86%	5.31%	4.99%	5.01%
37	5.97%	5.39%	5.05%	5.09%
38	6.04%	5.45%	5.11%	5.16%
39	6.12%	5.50%	5.17%
40	6.19%	5.56%	5.24%
41	6.25%	5.61%	5.29%
42	6.28%	5.66%
43	6.32%	5.70%
44	6.36%	5.75%
45	6.40%
46	6.43%
47	6.46%
Prime Mix (2)	68%	68%	71%	71%	76%	70%	87%	85%	80%	80%	82%	84%	82%	82%	81%

(1)	Represents the number of months since inception of the securitization.

(2)	Represents the original percentage of prime automobile contracts securitized within each pool.